Exhibit 10.1
AMENDMENT NO. 2 TO SERIES C PERPETUAL, CONVERTIBLE,
PARTICIPATING PREFERRED STOCK
PURCHASE AGREEMENT
     AMENDMENT NO. 2 (this “Amendment”) dated as of October 7, 2010 to the Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009 (as amended from time to time, the “Purchase Agreement”), between AIG CREDIT FACILITY TRUST, a trust established for the sole benefit of the United States Treasury (the “Trust”), and AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, the Trust and the Company are parties to the Purchase Agreement;
     WHEREAS, the Certificate of Designations (the “Certificate of Designations”) of Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) of the Company provides anti-dilution protection to the holder of the Series C Preferred Stock for issuances of the Company’s common stock, par value $2.50 per share (“AIG Common Stock”), in settlement of the Company’s Equity Units (as defined in the Certificate of Designations), as set forth in the definition of “Number of Outstanding Shares” in the Certificate of Designations;
     WHEREAS, the Company intends to issue in public or private exchange offers from time to time a number of shares of AIG Common Stock not to exceed 7,736,904 shares of AIG Common Stock, being the number of shares of AIG Common Stock into which the Company’s Equity Units are convertible based on the maximum number of shares of AIG Common Stock deliverable, in exchange for the Equity Units, as approved by the Board of Directors of the Company on September 14, 2010; and
     WHEREAS, the Trust and the Company desire to amend the Purchase Agreement as contemplated by the Written Consent of AIG Credit Facility Trust, dated even date herewith;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used but not defined herein which is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement. Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference in the Purchase Agreement shall, after the Amendment Effective Date (as defined in Section 3 of this Amendment), refer to the Purchase Agreement as amended hereby.
     Section 2. Amendment to Section 6.6. Section 6.6 of the Purchase Agreement is hereby amended to read in its entirety as follows: “If a Conversion Date (as defined in the Certificate of Designations) for any of the Shares occurs prior to the issuance of Common Stock in settlement of the Equity Units, whether such issuance is in accordance with the terms of the Purchase Contract Agreement or pursuant to a public or private exchange offer or other transaction, then the Company shall, concurrently with each such settlement date for the Equity Units following such Conversion Date, issue to the Trust or to such other Person as the Trust may direct a number of shares of Common Stock equal to the excess of (x) the number of shares of Common Stock the Trust would have received if it had converted such Shares immediately after the issuance of such shares of Common Stock in settlement of the Equity Units over (y) the number of shares of Common Stock received upon the conversion of such Shares by the holder thereof plus the number of shares of Common Stock delivered to the Trust or its designee under this Section 6.6 as a result of any earlier settlement of such Equity Units. Any such shares of Common Stock issued to the Trust shall be registered for the sole benefit of the United States Treasury in the name of the Trustees in their capacities as Trustees of the Trust. Any such shares of Common Stock issued to such other Person shall be registered in the name of such other Person as the Trustees may direct in their capacities as Trustees of the Trust.”
     Section 3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) when, and only when, the Trust shall have received from the Company a counterpart hereof signed by the Company.
     Section 4. Governing Law. This Amendment, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, United States federal law and not the law of any State. To the extent that a court looks to the laws of any State to determine or define the United States federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.
     Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AIG CREDIT FACILITY TRUST, a trust established for the sole benefit of the United States Treasury

By:	/s/ Jill M. Considine Name: Jill M. Considine
Title: Trustee

By:	/s/ Chester B. Feldberg Name: Chester B. Feldberg
Title: Trustee

By:	/s/ Peter A. Langerman Name: Peter A. Langerman
Title: Trustee

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ David L. Herzog Name: David L. Herzog
Title: Executive Vice President and Chief Financial Officer